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                                                                Exhibit No. 99.1

                           [THE PROVO GROUP, INC. LETTERHEAD]


August 26, 2002


Arthur Andersen, LLP
33 West Monroe Street
Chicago, IL  60603

      RE: Divall Insured Income Properties 2 Limited Partnership ("Divall 2"); Divall Income Properties 3 Limited Partnership ("Divall 3")

To Whom it May Concern:

         We serve as general partner for each of the above-referenced publicly traded limited partnerships. Arthur Andersen has provided audit and quarterly reporting services for each of Divall 2 and Divall 3 since 1992. Over the past few months, Arthur Andersen has refused and neglected to render such services to either partnership, and we must conclude Arthur Andersen is currently unable to provide such services. Therefore, on behalf of DiVall 2 and DiVall 3, we hereby dismiss Arthur Andersen from rendering such services on behalf of Divall 2 and Divall 3, effective immediately.

         Questions should be directed to either Diane Conley or myself at
(816)-421-7444.



Yours very truly,

THE PROVO GROUP, INC., General Partner

By:  /s/ Bruce A. Provo
     ------------------
         President

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